UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
Technitrol, Inc.
(Exact name of registrant as specified in its charter)

PA	001-05375	23-1292472

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA	19053

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 942-8400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
See Item 7.01 below.
Item 7.01 Regulation FD Disclosure.
As a result of the divestitures of our Medtech components and MEMS businesses and the pending divestiture of AMI Doduco, the financial results of these businesses are now reported as discontinued operations in our consolidated statements of operations. We are filing this current report to provide supplemental financial information that we wish to make available to investors for comparison purposes. Furnished as Exhibit 99.1 are unaudited pro forma consolidated statements of operations and related information, including certain non-GAAP financial measures, for the seven consecutive three-month periods ended September 25, 2009 that reflect the disposed businesses as discontinued operations for all periods presented.
Adjusted EBITDA (net income plus income taxes, depreciation and amortization, excluding interest and other expense/income and excluding severance, impairment and other associated costs and other adjustments) is not a measure of performance under accounting principles generally accepted in the United States. Adjusted EBITDA should not be considered a substitute for, and an investor should also consider, net income, cash flow from operations and other measures of performance as defined by accounting principles generally accepted in the United States as indicators of our profitability or liquidity. EBITDA is often used by shareholders and analysts as an indicator of a company’s ability to service debt and fund capital expenditures. We believe it enhances a reader’s understanding of our financial condition, results of operations and cash flow because it is unaffected by capital structure and, therefore, enables investors to compare our operating performance to that of other companies. We understand that our presentation of adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation.
Based on discussions with investors and equity analysts, we believe that a reader’s understanding of Technitrol’s operating performance is enhanced by references to adjusted EBITDA and non-GAAP measures of earnings per diluted share and operating profit, which exclude charges for severance, impairment and other associated costs. Removing these charges facilitates comparisons of operating performance among financial periods and peer companies. These charges result exclusively from production relocations and capacity reductions and/or restructuring of overhead and operating expenses to enhance or maintain profitability in an increasingly competitive environment. Impairment charges represent adjustments to asset values and are not part of the normal operating expense structure of the relevant business in the period in which the charge is recorded.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Technitrol, Inc. Unaudited Pro Forma Consolidated Statements of Operations for Seven Consecutive Three-Month Periods Ended September 25, 2009.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.
Date: December 16, 2009	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and CFO

Exhibit Index

Exhibit No.	Description

99.1	Technitrol, Inc. Unaudited Pro Forma Consolidated Statements of Operations for Seven Consecutive Three-Month Periods Ended September 25, 2009.